UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010 (November 24, 2010)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-8367-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to our Current Report on Form 8-K is being filed to correct certain typographical errors in the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission on November 24, 2010.

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2010, Telestone Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and JMP Securities LLC (together, the “Underwriters”), related to a public offering of 1,675,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $12.00 per share less a 6% underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 251,250 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statements on Form S-3, as amended and supplemented (Registration Statement No. 333-165112) filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Amendment No. 2 to our Current Report on Form 8-K in order to correct certain typographical errors in the previously filed version filed as Exhibit 1.1 to our Current Report on Form 8-K, as amended, filed on November 24, 2010.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: November 30, 2010	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 24, 2010